SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 23, 2006

UNISE INVESTMENT HOLDINGS OF CHINA, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-50814
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6/F E Yang International Mansion #27

Science & Technology Road

Xi-an Hi-Tech Industry Development Zone

Xi’ an PRC 710075

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-29-88319908

(ISSUER TELEPHONE NUMBER)

300 Park Avenue #1700

New York, New York 10022

(FORMER NAME AND ADDRESS)

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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 23, 2006 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, Unise Investment Holdings of China, Inc. purchased 100,000 shares of Unise Investment Holdings of China, Inc., a Delaware corporation, issued and outstanding common stock from Shaanxi Hi-Tech Medical Information Co., Ltd. The total of 100,000 shares represents all of the shares of outstanding common stock of Unise Investment Holdings of China, Inc., a Delaware corporation.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of a Stock Purchase Agreement, from Shaanxi Hi-Tech Medical Information Co., Ltd. sold a total of 100,000 shares of the Company’s issued and outstanding common stock to Unise Investment Holdings of China, Inc.. The total of 100,000 shares represents all of the Company’s outstanding common stock. As part of the Acquisition and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o

As of June 23, 2006, Jianwei Lee resigned as the Company’s President, Chief Executive Officer, Chief Technology Officer and Secretary; Zhen Wang resigned as the Company Chief Financial Officer, Yeru Gao resigned as the Company’s Chief Operations Officer and Gerry Salazar resigned as the Company’s Public Relations Manager.

o	As of June 23, 2006, Wang Jun was appointed as the Company’s President, Chief Executive Officer and Zhou Peiyu was appointed as the Company’s Chief Financial Officer.
o	Further, Wang Jun and Zhou Peiyu were appointed to the Board of Directors of the Company.
o	Jianwei Lee, Zhen Wang, Yeru Gao and Gerry Salazar then resigned as members of the board of directors of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Jianwei Lee, Zhen Wang, Yeru Gao and Gerry Salazar then resigned as members of the board of directors of the Company resigned as the Company’s directors effective as of June 23, 2006. These resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. , Jianwei Lee resigned as the Company’s President, Chief Executive Officer, Chief Technology Officer and Secretary; Zhen Wang resigned as the Company Chief Financial Officer, Yeru Gao resigned as the Company’s Chief Operations Officer and Gerry Salazar resigned as the Company’s Public Relations Manager effective June 23, 2006.

Wang Jun was appointed as the Company’s President, Chief Executive Officer and a member of the Board of Directors as of June 23, 2006. He was previously the Vice President in ShenZhen Creative Medical Industry Co., LTD., and General Manager in Shaanxi Viotronics Digital Science and Technology Co., LTD, etc.; and he learned at American CLI Medical Image Study Center. He is quite familiar with medical instrument industry, has profound understanding and knowledge to modern enterprise market operation and management, and has abundant experience and unique opinion in enterprise management control and capital operation.

Zhou Peiyu was appointed as the Company’s Chief Financial Officer and a member of the Board of Directors as of June 23, 2006.Mr. Peiyu was previously the Advanced Manager of Investment Bank department in Western Securities Co., LTD., the Secretary of the Board and Assistant of General Manager in Yang Ling Charisma Biological Medicine Co., LTD., etc. He has many years experience of enterprise management control, and has profound theoretical knowledge and plenty of practical operational capacity in project management, investment and financing.

No transactions occurred in the last two years other than the aforementioned to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement dated as of June 23, 2006 between Shaanxi Hi-Tech Medical Information Co., Ltd. and Unise Investment Holdings of China, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNISE INVESTMENT HOLDINGS OF CHINA, INC.

By:	/s/ Wang Jun
Wang Jun, President

Dated: June 27, 2006